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                                                                   EXHIBIT 17(d)

                 MERRILL LYNCH CONSULTS INTERNATIONAL PORTFOLIO
                                 P.O. BOX 9011
                        PRINCETON, NEW JERSEY 08543-9011

                                   P R O X Y

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

    The undersigned hereby appoints Terry K. Glenn, Donald C. Burke and Robert Harris as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Merrill Lynch Consults International Portfolio (the "Fund") held of record by the undersigned on November 30, 1999, at a Special Meeting of Shareholders of the Fund to be held on January 20, 2000 or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER HEREIN DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    By signing and dating the reverse side of this card, you authorize the proxies to vote each proposal as marked, or if not marked, to vote "FOR" each proposal, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.

                                (Continued and to be signed on the reverse side)
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1. To approve the Agreement and Plan of Reorganization between Merrill Lynch
Consults International Portfolio and Merrill Lynch International Equity Fund

2. In their discretion, the named proxies may vote to transact such other business as properly may come before the meeting or any adjournment thereof.

PLEASE MARK BOXES /X/ OR [X] IN BLUE OR BLACK INK. SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

FOR [  ]                        AGAINST [  ]                        ABSTAIN [  ]

    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized persons.

Dated:
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X
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                    Signature
X
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             Signature, if held jointly